EX-99.CERT 11(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended October 31, 2004 of Daily Tax Free Income Fund, Inc. ( the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

         (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:  December 29, 2004         /s/ Steven W. Duff
                                     Steven W. Duff
                                     President

Date:  December 29, 2004
                                 /s/ Anthony Pace
                                     Anthony Pace
                                     Treasurer